Exhibit 99.1

Selected Financial Data

The financial information included in the following table has been derived from the audited consolidated financial statements for the periods indicated.  This information should be read together with our audited financial statements and Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in Exhibit 99.2, as well as Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

	Years Ended December 31,
	2005	2004	2003	2002	2001
	(In thousands, except per share amounts)
Statement of Income Data:
Rental revenues:
Rental income	$367,808	$377,067	$352,439	$281,265	$213,303
Percentage rents	5,862	6,042	6,425	5,450	3,883
Expense reimbursements	99,793	95,260	95,231	75,190	55,528
Fee income	10,957	4,797	5,265	5,266	1,909
Total rental revenues	484,420	483,166	459,360	367,171	274,623

Expenses:
Operating costs	77,627	81,478	84,096	60,450	41,928
Real estate taxes	65,818	59,968	56,899	43,597	31,117
Depreciation and amortization	92,125	88,296	75,121	62,270	49,081
Provision for doubtful accounts	11,281	8,859	6,867	8,672	4,944
Severance costs	—	—	—	—	896
General and administrative	26,359	17,694	18,225	16,487	8,929
Total expenses	273,210	256,295	241,208	191,476	136,895

Income before real estate sales, minority interest and other income and expenses	211,210	226,871	218,152	175,695	137,728

Other income and expenses:
Interest, dividend and other income	4,225	3,523	4,131	5,734	12,511
Equity participation in ERT	—	—	—	—	(4,313)
Equity in income of unconsolidated ventures	4,045	1,513	3,438	5,245	985
Interest expense	(118,044)	(106,054)	(101,006)	(92,255)	(77,096)
Foreign currency loss	—	—	—	(13)	(560)
Impairment of real estate	(859)	(43)	(3,536)	(70,616)	(13,107)
Minority interest in income of consolidated partnership and joint ventures	(5,953)	(853)	(1,554)	(642)	(848)
Income from continuing operations	94,624	124,957	119,625	23,148	55,300

Discontinued operations:
Results of discontinued operations	7,005	8,993	12,331	34,820	46,752
Gain (loss) on sale of discontinued operations	17,787	(1,139)	4,018	100,838	3,130
Impairment of real estate held for sale	—	(88)	(6,953)	(36,945)	—
Income from discontinued operations	24,792	7,766	9,396	98,713	49,882

Income before gain (loss) on sale of real estate	119,416	132,723	129,021	121,861	105,182

Gain (loss) on sale of real estate	186,908	1,217	—	201	(20)

Net income	$306,324	$133,940	$129,021	$122,062	$105,162

Net income available to common stock – basic	$284,436	$112,470	$107,221	$108,036	$82,523
Net income available to common stock – diluted	$289,506	$113,266	$108,776	$108,678	$83,371

Basic earnings per common share:
Earnings per share – continuing operations	$2.51	$1.03	$1.00	$0.10	$0.38
Earnings per share - discontinued operations	0.24	0.08	0.10	1.04	0.57
Basic earnings per common share	$2.75	$1.11	$1.10	$1.14	$0.95

Diluted earnings per common share:
Earnings per share – continuing operations	$2.48	$1.02	$0.99	$0.11	$0.38
Earnings per share - discontinued operations	0.23	0.08	0.09	1.02	0.56
Diluted earnings per common share	$2.71	$1.10	$1.08	$1.13	$0.94

Average shares outstanding - basic	103,393	100,894	97,318	95,119	87,241
Average shares outstanding - diluted	106,834	103,345	100,269	96,552	88,799

Other Data:
Distributions per common share (1)	$4.45	$1.65	$1.65	$1.65	$1.65

Balance Sheet Data as of the End of Each Period:
Net real estate	$3,016,262	$3,559,763	$3,294,037	$3,269,476	$2,413,891
Total assets	3,369,762	3,831,742	3,558,596	3,515,279	2,622,866
Long term debt, net (2)	1,644,881	1,996,319	1,776,004	1,713,476	949,684
Total liabilities	1,820,717	2,160,797	1,934,588	1,902,996	1,107,361
Minority interest in consolidated partnership and joint ventures	57,659	30,784	37,865	39,434	22,267
Total stockholders’ equity	1,491,386	1,640,161	1,586,143	1,572,849	1,493,238

(1)   Amount for the year ended December 31, 2005 includes the Special Dividend.

(2)   Long-term debt includes mortgage loans, net, notes payable, net (including notes payable, other), capital leases and credit agreements.